Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 13, 2013 with respect to the consolidated financial statements of Besser Betreut GmbH included in the Registration Statement (Form S-1) and the related Prospectus of Care.com, Inc. for the registration of shares of its common stock.

                                                                                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
September 13, 2013